Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-254244) and (No. 333-263272) and on Form S-3 (No. 333-267674) of our report dated March 2, 2023, with respect to the financial statements of Longboard Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California

March 2, 2023